UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION UNDER THE SECURITIES ACT OF 1933

THE GILLETTE COMPANY

Incorporated pursuant to the laws of the State of Delaware

Internal Revenue Service Employer Identification No. 04-1366970

Prudential Tower Building, Boston, MA 02199

THE GILLETTE COMPANY 1971 STOCK OPTION PLAN

William J. Mostyn III
Secretary
The Gillette Company
Prudential Tower Building, Boston, Ma 02199
(617) 421-7882

CALCULATION OF REGISTRATION FEE

Title of securities                 Amount to be     Proposed           Proposed          Amount of
To be registered                    registered       maximum            maximum           registration fee
                                                     Offering price     aggregate
                                                     Per unit           offering price
                                                     (1)                (1)

Common stock, $1.00                 40,000,000       $29.14            $1,165,600,000.00  $291,400.00
Par value

(1)  Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Index for April 17, 2001.

      The Gillette Company (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, File No. 333-25533.

      There may also be offered shares of common stock of the Registrant which may be issued to participants in the employee benefit plan described herein by reason of future stock dividends, exchange rights or stock splits.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates the following documents herein by reference:

  The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed January 11, 2001.

Item 8. Exhibits.

Exhibit 4.1       Certificate of Amendment relating to an increase in the amount of authorized shares of preferred stock and common stock, filed as
                  Exhibit 3(i) to The Gillette Company Quarterly Report on Form 10-Q
                  for the period ended March 31, 1998, Commission File No. 1-922, incorporated by reference herein.

Exhibit 4.2       Registration Statement filed on Form 8-A, dated January 11, 2001, revising the description of The Gillette Company's registered securities and corresponding rights, Commission File No. 1-922, incorporated by reference herein.

Exhibit 23.1      Consent of KPMG LLP, filed herewith.

Exhibit 24        Powers of Attorney, filed herewith.

The undersigned registrant hereby undertakes that it will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on April 23, 2001.

                The Gillette Company

                By: /s/ Charles W. Cramb, Jr.
                Charles W. Cramb, Jr.
                Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                               Title                           Date

* JAMES M. KILTS                    Chairman of the Board of            April 19, 2001
                                    Directors, Chief Executive
                                    Officer and Director

* EDWARD F. DEGRAAN                 President, Chief Operating          April 19, 2001
                                    Officer and Director

* CHARLES W. CRAMB, JR.             Senior Vice President and           April 19, 2001
                                    Chief Financial Officer

* CLAUDIO E. RUBEN                  Vice President, Controller          April 19, 2001
                                    and Principal Accounting
                                    Officer

* WARREN E. BUFFETT                 Director                            April 19, 2001

* WILBUR H. GANTZ                   Director                            April 19, 2001

* MICHAEL B. GIFFORD                Director                            April 19, 2001

* CAROL R. GOLDBERG                 Director                            April 19, 2001

* DENNIS F. HIGHTOWER               Director                            April 19, 2001

* HERBERT H. JACOBI                 Director                            April 19, 2001

* HENRY R. KRAVIS                   Director                            April 19, 2001

* JORGE PAULO LEMANN                Director                            April 19, 2001

* RICHARD R. PIVIROTTO              Director                            April 19, 2001

* MARJORIE M. YANG                  Director                            April 19, 2001

                                                     By:      /s/ Charles W. Cramb, Jr.
                                                              --------------------------
                                                              * Charles W. Cramb, Jr.
                                                              As Attorney-in-Fact

EXHIBIT INDEX

                Exhibit No.                                 Description
                -----------                                 -----------

                Exhibit 4.1             Certificate of Amendment relating to an increase in the amount of authorized shares of preferred stock and common stock, filed as
                                        Exhibit 3(i) to The Gillette Company Quarterly Report on Form 10-Q
                                        for the period ended March 31, 1998, Commission File No. 1-922, incorporated by reference herein.

                Exhibit 4.2             Registration Statement filed on Form 8-A, dated January 11, 2001, revising the description of The Gillette Company's registered securities and corresponding rights, Commission File No. 1-922, incorporated by reference herein.

                Exhibit 23.1            Consent of KPMG LLP, filed herewith.

                Exhibt 24               Power of Attorney, filed herewith.